CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
0.900% Senior Notes due 2023	$500,000,000	99.970%	$499,850,000	$54,533.64
1.800% Senior Notes due 2026	$500,000,000	99.952%	$499,760,000	$54,523.82
3.000% Senior Notes due 2031	$500,000,000	99.614%	$498,070,000	$54,339.44
(1)   This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, at the statutory rate of  $109.10 per $1,000,000 of securities registered and relating to the Registration Statement on Form S-3 (No. 333-255945) filed by Skyworks Solutions, Inc. on May 10, 2021.

  Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-255945
Prospectus supplement
(To prospectus dated May 10, 2021)
$1,500,000,000
Skyworks Solutions, Inc.
$500,000,000 0.900% senior notes due 2023
$500,000,000 1.800% senior notes due 2026
$500,000,000 3.000% senior notes due 2031

We are offering $500.0 million aggregate principal amount of 0.900% Senior Notes due 2023 (the “2023 notes”), $500.0 million aggregate principal amount of 1.800% Senior Notes due 2026 (the “2026 notes”) and $500.0 million aggregate principal amount of 3.000% Senior Notes due 2031 (the “2031 notes” and, together with the 2023 notes and 2026 notes, the “notes”). Interest on the notes is payable semi-annually in arrears on June 1 and December 1 each year, beginning on December 1, 2021. The 2023 notes will mature on June 1, 2023, the 2026 notes will mature on June 1, 2026 and the 2031 notes will mature on June 1, 2031.
We may redeem all or a portion of the 2023 notes at any time after June 1, 2022, and all or a portion of the 2026 notes and 2031 notes at any time and from time to time prior to maturity, in whole or in part, for cash at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date as described under “Description of the notes—Optional redemption.” If we undergo a change of control repurchase event (as defined herein), holders may require us to repurchase the notes in whole or in part for cash at a price equal to 101% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the notes—Purchase of notes upon a change of control repurchase event.” The notes will be issued only in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess of  $2,000.
On April 22, 2021, we entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which we agreed to acquire certain assets, rights, and properties of, and assume certain liabilities, comprising the infrastructure and automotive business of Silicon Laboratories Inc. (the “Acquisition”). This offering is not conditioned upon the completion of the Acquisition. However, if the (i) the consummation of the Acquisition does not occur prior to 5:00 p.m., New York City time, on October 29, 2021, (ii) we notify the trustee and the holders of the 2023 notes that we will not pursue the consummation of the Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Acquisition, the 2023 notes will be subject to a special mandatory redemption upon the terms and at the redemption price set forth in this prospectus supplement under “Description of the notes—Special mandatory redemption.” The 2026 notes and the 2031 notes will not be subject to any special mandatory redemption if the Acquisition is not completed.
The notes will be our senior unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness, to the extent of the assets securing that indebtedness, and will not be the obligations of any of our subsidiaries.
The notes are new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
Investing in the notes involves risks that are described or referred to in the section titled “Risk factors” beginning on page S-9 of this prospectus supplement. You should consider such risks carefully before investing in the notes.

	Per 2023 Note		Per 2026 Note		Per 2031 Note
	%	$	%	$	%	$
Public offering price(1)	99.970%	$499,850,000	99.952%	$499,760,000	99.614%	$498,070,000
Underwriting discount	0.350%	$1,750,000	0.600%	$3,000,000	0.650%	$3,250,000
Proceeds, before expenses, to Skyworks	99.620%	$498,100,000	99.352%	$496,760,000	98.964%	$494,820,000

(1)
Plus accrued interest, if any, from May 26, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery to investors in book-entry form through The Depository Trust Company and its participants (including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme) on or about May 26, 2021.

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Goldman Sachs & Co. LLC
Citigroup	Wells Fargo Securities
Co-Managers
Barclays	BNP PARIBAS	Mizuho Securities	MUFG	Truist Securities
The date of this prospectus supplement is May 12, 2021.

S-i

About this prospectus supplement
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, we refer to this prospectus supplement as the “prospectus supplement” and the accompanying prospectus as the “prospectus.” Additional information is incorporated by reference into this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement with respect to such inconsistency.
You should rely only on the information contained or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus supplement to the terms “Skyworks,” “Company,” “we,” “our” and “us” refer to Skyworks Solutions, Inc., a Delaware corporation, and its subsidiaries, unless we state otherwise or the context indicates otherwise.

S-ii

Cautionary statement concerning forward-looking statements
This prospectus supplement and accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”) and is subject to the “safe harbor” created by those sections. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “targets,” “will,” “would,” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus supplement and accompanying prospectus. Additionally, forward-looking statements include, but are not limited to:
•
our proposed acquisition of Silicon Labs’ infrastructure and automotive business and our ability to operate the business and successfully integrate the assets acquired and employees transferred;

•
our plans to develop and market new products, enhancements or technologies and the timing of these development and marketing plans;

•
our estimates regarding our capital requirements and our needs for additional financing;

•
our estimates of our expenses, future revenues, and profitability;

•
our estimates of the possible impacts of the COVID-19 pandemic;

•
our estimates of the size of the markets for our products and services;

•
our expectations related to the rate and degree of market acceptance of our products; and

•
our estimates of the success of other competing technologies that may become available.

Although forward-looking statements in this prospectus supplement and accompanying prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties and actual financial results and outcomes may differ materially and adversely from the results and outcomes discussed in or anticipated by the forward-looking statements. A number of important factors could cause actual financial results to differ materially and adversely from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus supplement and accompanying prospectus, including in “Risk factors,” and in the other documents filed by us with the Securities and Exchange Commission (“SEC”) in evaluating our forward-looking statements. We have no plans, and undertake no obligation, to revise or update our forward-looking statements to reflect any event or circumstance that may arise after the date of this report. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.
This prospectus supplement and accompanying prospectus also contains estimates made by independent parties and by us relating to market size and growth and other industry data. These estimates involve a number of assumptions and limitations and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in “Risk factors.” These and other factors could cause results to differ materially and adversely from those expressed in the estimates made by the independent parties and by us.

S-iii

Where you can find more information
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may also inspect our SEC reports and other information at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “SEC Filings” page of our website at www.skyworksinc.com. We do not intend for information contained on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-iv

Incorporation of certain information by reference
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended October 2, 2020 filed with the SEC on November 17, 2020, as amended by our Annual Report on Form 10-K/A filed with the SEC on January 29, 2021;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended January 1, 2021 filed with the SEC on January 29, 2021 and for the quarterly period ended April 2, 2021 filed with the SEC on April 30, 2021; and

•
our Current Reports on Form 8-K filed with the SEC on November 2, 2020 (Item 8.01 only), December 18, 2020, January 28, 2021, January 28, 2021 (Item 8.01 only), February 16, 2021, April 22, 2021 (other than Item 7.01) and April 29, 2021 (Item 8.01 only).

We do not, however, incorporate by reference into this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address:
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000

S-v

Summary
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, in our Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2021 and April 2, 2021, and other filings we may make from time to time with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary statement concerning forward-looking statements” above.
Our company
Skyworks Solutions, Inc., together with its consolidated subsidiaries, is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places, and things, spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, entertainment and gaming, industrial, medical, military, smartphone, tablet, and wearable markets.
We operate worldwide with engineering, manufacturing, sales, and service facilities throughout Asia, Europe, and North America. Our key customers include Amazon, Apple, Arris, Bose, Cisco, DJI, Ericsson, Foxconn, Garmin, Gemalto (a Thales company), General Electric, Fibocom, Google, Honeywell, Huawei, Itron, Lenovo, LG Electronics, Microsoft, Motorola, Netgear, Northrop Grumman, OPPO, Rockwell Collins, Samsung, Sierra Wireless, Sonos, Technicolor, VIVO, Xiaomi, and ZTE. Our competitors include Analog Devices, Broadcom, Cirrus Logic, Maxim Integrated Products, Murata Manufacturing, NXP Semiconductors, Qorvo, and Qualcomm.
In August 2018, we acquired Avnera Corporation (“Avnera”) and expanded our leadership in wireless connectivity by adding ultra-low power analog circuits to enable smart interfaces via acoustic signal processing, sensors, and integrated software. The acquisition of Avnera enables us to capitalize on the rapid proliferation of audio functionality and its convergence with our advanced connectivity solutions. With our global sales channels, strong customer relationships and operational scale, we are leveraging Avnera’s innovative product portfolio and systems expertise to increase our footprint in automotive, industrial, home automation, enterprise, and high-end consumer markets.
Agreement with Silicon Laboratories Inc.
On April 22, 2021, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Silicon Laboratories Inc. (“Silicon Labs”), pursuant to which we agreed to acquire (the “Acquisition”) certain assets, rights, and properties, and assume certain liabilities, comprising Silicon Labs’ infrastructure and automotive business (the “I&A business”) for a purchase price of $2.75 billion in cash. The I&A business consists of Silicon Labs’ timing, power/isolation and broadcast products, which span several markets, including the consumer, communications, automotive and industrial markets. The I&A business, which offers a product portfolio that we believe is complementary to ours and in attractive markets, has a broad and diverse customer base with over 4,000 customers. The Acquisition is expected to diversify the sources of Skyworks’ revenue. A team of more than 350 employees, including senior management of the I&A business, would join Skyworks as part of the Acquisition.

We expect to fund the Acquisition with a combination of cash on hand and committed debt financing. In connection with the Purchase Agreement, we entered into a debt commitment letter with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which, among other things, JPMorgan has committed to provide us with a debt financing bridge commitment of up to $2.5 billion in order to finance the Acquisition. We and JPMorgan will also endeavor to finalize long-term debt financing facilities currently anticipated to consist of a term loan facility with a three-year maturity (the “Term Loan Facility”), the notes offered hereby and a $750 million revolving loan facility with a five-year maturity (the “Revolving Loan Facility”). The Revolving Loan Facility is also anticipated to include mechanics that will permit our subsidiaries to borrow thereunder, mechanics to permit such facility to be extended by up to an additional two years, a letter of credit subfacility and up to $250 million of additional incremental revolving commitments.
The consummation of the Acquisition is expected to occur in the third calendar quarter of 2021 and is subject to customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other closing conditions, such as the accuracy of representations and warranties, material performance of covenants, and no occurrence of a material adverse effect. The Purchase Agreement contains indemnification rights for each of us and Silicon Labs for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations.

The offering
The following summary contains basic information about the notes. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement titled “Description of the notes” and the section of the accompanying prospectus titled “Description of Debt Securities.”
Issuer
Skyworks Solutions, Inc.
Notes offered
$500,000,000 aggregate principal amount of 0.900% Senior Notes due 2023 (the “2023 notes”).
$500,000,000 aggregate principal amount of 1.800% Senior Notes due 2026 (the “2026 notes”).
$500,000,000 aggregate principal amount of 3.000% Senior Notes due 2031 (the “2031 notes”).
Maturity date
The 2023 notes will mature on June 1, 2023.
The 2026 notes will mature on June 1, 2026.
The 2031 notes will mature on June 1, 2031.
Interest rate
The 2023 notes will bear interest from and including May 26, 2021 at the rate of 0.900% per annum.
The 2026 notes will bear interest from and including May 26, 2021 at the rate of 1.800% per annum.
The 2031 notes will bear interest from and including May 26, 2021 at the rate of 3.000% per annum.
Interest payment dates
Interest on the notes will be payable semi-annually in arrears on each of June 1 and December 1 of each year, beginning December 1, 2021.
Ranking
The notes will be our senior unsecured obligations. They will rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, but effectively junior to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries.
The indenture does not restrict our ability or the ability of our subsidiaries to incur other secured or unsecured indebtedness, provided that, subject to significant exceptions, we may not incur certain liens unless the notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness.
Special mandatory redemption of the 2023 notes
If  (i) the consummation of the Acquisition does not occur prior to 5:00 p.m., New York City time, on October 29, 2021, (ii) we notify the trustee and the holders of the 2023 notes that we will not pursue the consummation of the Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Acquisition (each, a “Special Mandatory Redemption Trigger”), we will be required to redeem all of the 2023 notes then outstanding on the date of the special mandatory redemption at 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to, but not including, the date of the special mandatory redemption. The date of the special mandatory redemption shall be on or about the fifth business day (subject to the applicable procedures of The Depository Trust Company (“DTC”)) following the transmission of a notice of special mandatory redemption, which shall be transmitted no later than two business days after the occurrence of a Special Mandatory Redemption Trigger. See “Description of the notes—Special mandatory redemption” in this prospectus supplement.
The 2026 notes and 2031 notes will not be subject to any special mandatory redemption if the Acquisition is not completed. See “Risk factors—Risks relating to the notes—If the Acquisition does not close, the 2026 notes and 2031 notes will not be subject to any special mandatory redemption.”
Optional redemption
We may redeem the 2026 notes and the 2031 notes, in whole or in part, at any time prior to maturity. If we elect to redeem the 2026 notes or the 2031 notes at any time prior to the applicable Par Call Date (as defined below), in each case, we will pay a redemption price equal to the greater of:
(i)
100% of the aggregate principal amount of the notes of such series to be redeemed, or

(ii)
the sum of the present values of the Remaining Scheduled Payments (as defined in “Description of the notes—Optional redemption”),

plus any accrued and unpaid interest on the respective series of notes to be redeemed to, but not including, the applicable date of redemption.
At any time on or after the applicable Par Call Date, we may, at our option, redeem the 2023 notes, the 2026 notes and the 2031 notes, in whole or in part, at an applicable redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the applicable notes to be redeemed to, but not including, the date of redemption (such redemption, a “Par Call”). The 2023 notes are not redeemable prior to June 1, 2022.
For purposes hereof, “Par Call Date” in respect of an applicable series of the notes shall mean the date set forth under the heading “Par Call Date” below across from the name of such series of notes.
Series of notes	Par call date
2023 notes	June 1, 2022
2026 notes	May 1, 2026 (one month prior to the maturity date of such notes)
2031 notes	March 1, 2031 (three months prior to the maturity date of such notes)
See “Description of the notes—Optional redemption” in this prospectus supplement
Change of control repurchase event
If we experience a change of control repurchase event (as defined under “Description of the notes—Purchase of notes upon a change of control repurchase event”), we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the notes—Purchase of notes upon a change of control repurchase event” in this prospectus supplement.
Certain covenants
The indenture contains certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:
•
incur liens on certain properties to secure debt;

•
engage in sale-leaseback transactions; and

•
merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.

These covenants are subject to a number of important exceptions and limitations, which are described in the sections titled “Description of the notes—Certain covenants.”
Sinking fund
None.
Use of proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately $1.49 billion, after deducting the underwriting discount and other expenses of the offering payable by us. We currently intend to use the net proceeds we receive from the sale of the notes and other debt financing, together with our existing cash and cash equivalents, to finance the cash consideration of  $2.75 billion for the Acquisition. In the event the consummation of the Acquisition does not occur, we intend to use the net proceeds from the 2026 notes and the 2031 notes for general corporate purposes. See “Use of proceeds.”
Denominations
The notes will be issued only in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess of $2,000.
Form of note
We will issue the notes in the form of one or more fully registered global notes registered in the name of DTC or its nominee. See “Description of the notes—Book-entry, delivery and form; global notes”
Trustee
U.S. Bank National Association.
Governing law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Risk factors
An investment in the notes involves risks. Please refer to the risk factors in this prospectus supplement and in the accompanying prospectus and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2021 and April 2, 2021.

Summary consolidated financial data
The table below sets forth a summary of our consolidated financial data for the periods presented. We derived the summary consolidated financial data as of and for the years ended October 2, 2020, September 27, 2019 and September 28, 2018, from our audited financial statements incorporated by reference into this prospectus supplement. We derived the summary consolidated financial data as of and for the years ended September 29, 2017 and September 30, 2016, from our audited financial statements that are not incorporated by reference into this prospectus supplement. The summary consolidated financial data as of and for the six months ended April 2, 2021 and March 27, 2020 are derived from our interim unaudited financial statements incorporated by reference into this prospectus supplement. The interim unaudited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and the instructions to Form 10-Q. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement for such periods have been included. The results for the six months ended April 2, 2021, may not necessarily be indicative of full-year results. Prospective investors should read the summary of consolidated financial data in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference into this prospectus supplement.
	Six months ended		Year ended
Statement of operations data:	April 2, 2021	March 27, 2020	October 2, 2020	September 27, 2019	September 28, 2018	September 29, 2017	September 30, 2016
	(in millions except per share data)
Net revenue	$2,681.1	$1,662.2	$3,355.7	$3,376.8	$3,868.0	$3,651.4	$3,289.0
GAAP gross profit	$1,340.1	$819.9	$1,612.9	$1,603.8	$1,950.7	$1,841.8	$1,665.2
Non-GAAP gross profit	$1,365.9	$833.2	$1,684.3	$1,708.9	$1,974.7	$1,855.4	$1,677.9
GAAP operating income	$945.4	$476.8	$891.8	$952.0	$1,319.3	$1,253.8	$1,118.7
Non-GAAP operating income	$1,062.1	$564.1	$1,129.4	$1,165.8	$1,449.5	$1,379.1	$1,244.7
Net income	$834.3	$438.1	$814.8	$853.6	$918.4	$1,010.2	$995.2
Non-GAAP EBITDA	$1,225.5	$729.0	$1,457.2	$1,493.7	$1,728.0	$1,606.3	$1,459.1
Earnings per share
Basic	$5.05	$2.58	$4.84	$4.92	$5.06	$5.48	$5.27
Diluted	$5.00	$2.56	$4.80	$4.89	$5.01	$5.41	$5.18
Cash dividends declared per share	$1.00	$0.88	$1.82	$1.58	$1.34	$1.16	$1.06
	As of
Balance sheet data:	April 2, 2021	March 27, 2020	October 2, 2020	September 27, 2019	September 28, 2018	September 29, 2017	September 30, 2016
	(in millions)
Working capital	$2,266.3	$1,858.6	$1,869.2	$1,860.6	$1,872.5	$2,245.8	$1,791.9
Property, plant, equipment, net	$1,396.6	$1,207.9	$1,249.5	$1,205.6	$1,140.9	$882.3	$806.3
Total assets	$5,734.4	$4,981.9	$5,106.7	$4,839.6	$4,828.9	$4,573.6	$3,855.4
Stockholder’s equity	$4,712.3	$4,142.8	$4,164.2	$4,122.3	$4,097.0	$4,065.7	$3,541.4

We present non-GAAP gross profit, non-GAAP operating profit and non-GAAP EBITDA in the table above. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from non-GAAP measures used by other companies in our industry. We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. The following provides a numerical reconciliation of these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP:
	Six months ended		Year ended
	April 2, 2021	March 27, 2020	October 2, 2020	September 27, 2019	September 28, 2018	September 29, 2017	September 30, 2016
	(in millions)
GAAP gross profit	$1,340.1	$819.9	$1,612.9	$1,603.8	$1,950.7	$1,841.8	$1,665.2
Share-based compensation expense	19.1	11.4	23.2	13.0	14.4	13.6	11.3
Acquisition-related expenses	—	—	—	1.9	4.5	—	1.4
Amortization of acquisition- related intangibles	6.7	11.8	24.7	21.1	2.3	—	—
Settlements, gains, losses and impairments	—	(9.9)	23.5	68.7	2.0	—	—
Restructuring and other charges	—	—	—	0.4	0.8	—	—
Non-GAAP gross profit	$1,365.9	$833.2	$1,684.3	$1,708.9	$1,974.7	$1,855.4	$1,677.9
GAAP operating income	$945.4	$476.8	$891.8	$952.0	$1,319.3	$1,253.8	$1,118.7
Share-based compensation expense	100.8	73.8	156.6	80.1	107.8	88.5	78.0
Acquisition-related expenses	1.8	1.2	1.3	2.1	(2.6)	4.6	7.5
Amortization of acquisition- related intangibles	12.3	18.1	36.5	43.7	20.7	27.6	33.4
Settlements, gains, losses and impairments	1.8	(7.8)	41.2	80.7	5.2	—	—
Restructuring and other charges	—	2.0	2.0	7.3	0.8	0.6	4.8
Litigation settlement gains, losses and expenses	—	—	—	—	—	4.0	1.7
Deferred executive compensation (benefit)	—	—	—	(0.1)	(1.7)	—	0.6
Non-GAAP operating income	$1,062.1	$564.1	$1,129.4	$1,165.8	$1,449.5	$1,379.1	$1,244.7
Depreciation	158.2	160.3	318.3	314.9	272.5	227.2	214.4
Amortization of intangible assets, including inventory step-up	17.5	22.7	46.0	56.7	26.7	27.6	33.4
Total Depreciation and amortization	$175.7	$183.0	$364.3	$371.6	$299.2	$254.8	$247.8
Amortization of acquisition-related intangibles	(12.3)	(18.1)	(36.5)	(43.7)	(20.7)	(27.6)	(33.4)
Non-GAAP EBITDA	$1,225.5	$729.0	$1,457.2	$1,493.7	$1,728.0	$1,606.3	$1,459.1

Risk factors
An investment in the notes involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the following risk factors, as well as the risk factors incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2021 and April 2, 2021, under the heading “Risk Factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks relating to the COVID-19 pandemic
The effects of the global COVID-19 pandemic are adversely affecting our business operations.
The ongoing global COVID-19 pandemic—including both the resulting public health crisis as well as the measures being taken by governments, businesses, and individuals in an effort to limit COVID-19’s spread—has adversely affected, and continues to adversely affect, our business operations. The impacts of the COVID-19 pandemic on our business operations and workforce, and the duration of such impacts, are uncertain, constantly evolving, and difficult to quantify, but have thus far included, or in the future may include, the following:
•
We have experienced large fluctuations in the demand for our products, including a significant decrease in overall demand in the initial stages of the pandemic followed more recently by substantial increases in demand for certain of our products. We may experience continued large fluctuations in demand or a reduction in the pricing of our products, either of which could be exacerbated by a continued or deepening global economic downturn or recession caused by the ongoing COVID-19 pandemic.

•
In April 2020, we suspended our operations in Mexicali, Mexico, for approximately two weeks pursuant to an order by the government of the state of Baja California, Mexico, resulting in the temporary reduction in our production levels. In the event that our manufacturing operations in Mexicali become subject to significant restrictions or are suspended again, or in the event that one or more of our other facilities is forced to suspend or limit its activities, including, but not limited to, as a result of such operations or activities not being considered to be an “essential” business under applicable laws, regulations, or orders (including “shelter at home” orders or other quarantine-related orders), we may experience further reductions in production levels, which would limit our ability to meet customer demand and impact our operating results.

•
We have implemented certain measures at our facilities worldwide in an effort to protect our employees’ health and well-being (including social distancing, allowing many employees to work remotely, limiting the number of employees attending meetings, screening employees and visitors when entering facilities, educating employees about the virus and preventative measures, enhancing cleaning protocols, and suspending employee travel), some of which have reduced the overall efficiency of our operations and increased manufacturing costs. The expected duration of such protective measures remains uncertain, and we may be required to implement additional measures in the future, further impacting our business operations.

•
We have experienced, and may continue to experience, reduced production capacity as a result of employee quarantines, absenteeism, and attrition, as well as restrictions on certain of our employees’ ability to work. Additionally, we may experience negative impacts to our sales, marketing, research and development, and other critical business functions for similar reasons.

•
Given the difficulty of forecasting demand and supply needs, and given that our suppliers are facing similar challenges as a result of the pandemic, we have experienced, and may continue to experience, disruptions to our supply chain in connection with the sourcing of materials, components, equipment, assembly and test services, engineering support, and other services.

•
We have experienced, and may continue to experience, disruptions to global transportation networks, limiting or delaying our ability, and/or increasing our cost, to send or receive products and materials at one or more of our facilities, including as a result of trade restrictions, border closures, or disruptions in the operations of third-party carriers.

•
Significant portions of our sales are concentrated among a limited number of customers. We may experience negative impacts to our business operations if one or more of these major customers were to significantly decrease its orders for our products due to disruptions to its business operations or other pandemic-related issues.

•
Our business operations, as well as the business operations of our customers, suppliers, and other third-party service providers, are subject to frequent and unpredictable changes in the political, regulatory, legal, or economic conditions in the jurisdictions in which they operate.

•
The deterioration of worldwide credit and financial markets could limit the ability of our customers to pay for product purchases in a timely manner, or at all.

•
In the event we are unable to fulfill our contractual obligations, lawsuits may be threatened or filed against us by customers or other third parties. In addition, force majeure clauses in our contracts could limit our ability to pursue remedies for certain third-party disruptions and delays.

These effects, alone or taken together, could have a material adverse effect on our business, results of operations, customer and supplier relations, employee relations, cash flows, and financial condition. The resumption of normal business operations after any such interruptions may be delayed or constrained by lingering effects of COVID-19 on our customers, suppliers, and other third-party service providers. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods.
The degree to which COVID-19 impacts us will depend on future developments that are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain COVID-19 or treat its impact, the timing and magnitude of the U.S. government’s economic stimulus efforts, and how quickly and to what extent normal economic and operating conditions resume. Even after the COVID-19 pandemic has subsided as a public health matter, we may experience material adverse impacts to our business as a result of its adverse impact on the global economy.
Risks relating to the notes
The notes will be unsecured and rank behind any future secured creditors, to the extent of the value of the collateral securing their claims, and the creditors of our subsidiaries; if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.
The notes are unsecured obligations of Skyworks, ranking equally with other senior unsecured debt of Skyworks but effectively junior to any senior secured debt of Skyworks, to the extent of the value of the collateral securing such debt, and structurally subordinated to the debt and other liabilities of our subsidiaries. The indenture governing the notes will not limit the amount of debt securities or any other debt (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, provided that, subject to significant exceptions, we may not subject certain of our property or assets to any lien (other than specified permitted liens) unless the notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. Further, you will not have any claim as a creditor against our subsidiaries, and all existing and future indebtedness and other liabilities, including trade payables and preferred stock, whether secured or unsecured, of those subsidiaries will be structurally senior to the notes.
If Skyworks incurs any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon the insolvency, liquidation, reorganization, dissolution or other winding up of Skyworks. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The indenture does not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.
In connection with the planned Acquisition, we entered into a debt commitment letter with JPMorgan pursuant to which, among other things, JPMorgan has committed to provide us with a debt financing bridge commitment of up to $2.5 billion in order to finance the Acquisition. We and JPMorgan will also endeavor to finalize long-term financing facilities currently anticipated to consist of  (a) a term loan facility, (b) senior unsecured notes, which may include the notes offered pursuant to this prospectus supplement, and (c) a revolving loan facility of  $750 million with a five-year maturity.
The indenture under which the notes will be issued does not limit the amount of any additional debt that we or our subsidiaries may incur. Additionally, the indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.
The notes are not guaranteed by, or otherwise the obligations of, our subsidiaries.
The notes are obligations of Skyworks and will not initially be guaranteed by any of our subsidiaries. Our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or unfavorable to us. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and we may not be able to refinance any of our indebtedness or incur new indebtedness on commercially reasonable terms to us or at all.
We may be unable to repurchase the notes if we experience a change of control and a related downgrade in the credit rating of the notes.
Under certain circumstances, we are required, under the terms of the notes, to offer to purchase all of the outstanding notes at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of the notes. Our failure to repay holders tendering notes upon a change of control and related downgrade will result in an event of default under the notes. If a change in control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the notes, or any other securities that we would be required to offer to purchase, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.
The change of control provision may not protect you in the event we complete a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the notes. Except as described under “Description of the notes—Purchase of notes upon a change of control repurchase event,” the notes do not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
You may not be able to sell your notes if a public market for the notes does not develop and the market prices of the notes may be volatile.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to include the notes in any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, there can be no assurance that a trading market for the notes will develop or be maintained. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.
Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities.
The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.
As described under “Description of the notes—Purchase of notes upon a change of control repurchase event,” upon the occurrence of a change of control repurchase event, holders are entitled to require us to repurchase their notes. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of the notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the notes prior to their maturity.
Furthermore, the indenture for the notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes or prohibit us from incurring secured debt to which the notes would be effectively subordinated and that could affect our credit ratings;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•
restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Redemption may adversely affect your return on the notes.
We may redeem all or a portion of the 2023 notes at any time after June 1, 2022, and all or a portion of the 2026 notes and 2031 notes at any time and from time to time, at our option. See “Description of the notes—Optional redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.
Changes in our credit ratings may adversely affect your investment in the notes and may not reflect all risks of an investment in the notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. Other rating agencies with whom we have not engaged may publish their own ratings of us. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgments, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
In the event of a special mandatory redemption, holders of the 2023 notes may not obtain their expected return on such notes.
If we redeem the 2023 notes pursuant to the special mandatory redemption provisions, holders of those notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the 2023 notes, the trading prices of those notes may not reflect the financial results of our business or macroeconomic factors. Holders of the 2023 notes will have no rights under the special mandatory redemption provisions as long as the Acquisition closes, nor will they have any rights to require us to repurchase their 2023 notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.
We may be unable to redeem any or all of the 2023 notes in the event of the special mandatory redemption.
The closing of this offering is not conditioned upon, and is expected to be consummated before, the consummation of the Acquisition, which is expected to occur by end of the third quarter of 2021. The Acquisition may not be consummated within the time frame specified under “Description of the notes—Special mandatory redemption” or at all. If a Special Mandatory Redemption Trigger has occurred, we must redeem all of the 2023 notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to, but excluding the date of the special mandatory redemption. We are not obligated to place the net proceeds from the sales of the 2023 notes in escrow prior to the consummation of the Acquisition or to provide a security interest in those proceeds, and the indenture governing the notes imposes no restrictions on our use of these proceeds during that time. Accordingly, we may need to fund the special mandatory redemption using proceeds that we have voluntarily retained and from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the 2023 notes, which would constitute an event of default under the indenture, which could result in defaults under certain of our other existing or future debt agreements and have material adverse consequences for us and the holders of the notes.
If the Acquisition does not close, the 2026 notes and the 2031 notes will not be subject to any special mandatory redemption.
If the Acquisition is not completed, the 2026 notes and the 2031 notes will not be subject to any special mandatory redemption and will remain outstanding. Any failure to close the Acquisition, as well as any resulting adverse effects on our business and financial results, could have a material adverse impact on the trading market for, or trading value of, the 2026 notes or the 2031 notes.

Use of proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately $1.49 billion, after deducting the underwriting discount and other expenses of the offering payable by us. We currently intend to use the net proceeds we receive from the sale of the notes and other debt financing, together with our existing cash and cash equivalents, to finance the cash consideration of  $2.75 billion for the Acquisition.
In the event the consummation of the Acquisition does not occur, we intend to use the net proceeds from the 2026 notes and the 2031 notes for general corporate purposes.

Capitalization
The following table sets forth our cash and cash equivalents and our consolidated capitalization as of April 2, 2021:
•
on an actual basis;

•
on an as adjusted basis to give effect to this offering and the increase to cash and cash equivalents with the expected net proceeds therefrom; and

•
on an as further adjusted basis to give effect to the this offering, the Term Loan Facility, the Revolving Loan Facility and the payment of $2.75 billion of cash to finance the Acquisition.

You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2021, which is incorporated by reference into this prospectus supplement, as well as the other financial information incorporated by reference into this prospectus supplement.
	As of April 2, 2021 (in millions)
	Actual	As adjusted(a)	As further adjusted(a)
	(unaudited)
Cash and cash equivalents	$1,059.9	$2,548.7	$793.7
Current liabilities:
Accounts payable	$276.2	$276.2	$276.2
Accrued compensation and benefits	102.9	102.9	102.9
Other current liabilities	159.3	159.3	159.3
Total current liabilities	$538.4	$538.4	$538.4
Long-term liabilities:
2023 notes offered hereby(b)(c)	$—	$497.8	$497.8
2026 notes offered hereby(c)	—	496.5	496.5
2031 notes offered hereby(c)	—	494.5	494.5
Term Loan Facility(c)(d)	—	—	995.0
Revolving Loan Facility(d)	—	—	—
Long-term tax liabilities	304.2	304.2	304.2
Long-term operating lease liabilities	148.3	148.3	148.3
Other long-term liabilities	31.2	31.2	31.2
Total long-term liabilities	$483.7	$1,972.5	$2,967.5
Stockholders’ equity:
Preferred stock, no par value(e)	$—	$—	$—
Common stock, par value $0.25 per share(f)	41.3	41.3	41.3
Additional paid in capital	3,530.2	3,530.2	3,530.2
Treasury stock, at cost	(4,340.5)	(4,340.5)	(4,340.5)
Retained earnings	5,489.1	5,489.1	5,489.1
Accumulated other comprehensive loss	(7.8)	(7.8)	(7.8)
Total stockholders’ equity	$4,712.3	$4,712.3	$4,712.3
Total capitalization	$5,734.4	$7,223.2	$8,218.2
(a) Presented on an as adjusted basis to give effect to this offering and the increase to cash and cash equivalents, net of discounts and debt issuance costs.
(b) Subject to special mandatory redemption.
(c) Carrying values are presented net of unamortized debt issuance costs and discounts.
(d) This offering is not conditioned upon the entry into the Term Loan Facility or the Revolving Loan Facility. See “Summary—Agreement with Silicon Laboratories Inc.”
(e) 25.0 million shares authorized, no shares issued at April 2, 2021.
(f) 525.0 million shares authorized; 233.6 million issued and 165.1 million shares outstanding at April 2, 2021.

Description of the notes
Selected provisions of the notes are summarized below. This summary supplements and, to the extent inconsistent with, replaces the description of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. You should read the following information in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus.
The notes will be issued under an indenture (the “base indenture”) to be dated the date of issuance of the notes (the “Issue Date”) between Skyworks Solutions, Inc. (“Skyworks”) and U.S. Bank National Association, as trustee (the “trustee”), as supplemented to reflect certain terms of the 0.900% Senior Notes due 2023 (the “2023 notes”) by a first supplemental indenture to be dated as of the Issue Date (the “first supplemental indenture”), to reflect certain terms of the 1.800% Senior Notes due 2026 (the “2026 notes”) by a second supplemental indenture to be dated as of the Issue Date (the “second supplemental indenture”) and to reflect certain terms of the 3.000 % Senior Notes due 2031 (the “2031 notes” and, together with the 2023 notes and the 2026 notes, the “notes”) by a third supplemental indenture to be dated as of the Issue Date (together with the base indenture, the first supplemental indenture and the second supplemental indenture, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture and the notes, copies of which are available from Skyworks upon request. Capitalized terms used and not defined in this description of the notes have the meanings specified in the indenture. References to “Skyworks” or “the Issuer” in this section of this prospectus supplement are, unless the context otherwise indicates, only to Skyworks Solutions, Inc. and not to any of its subsidiaries.
General
The notes will have the following basic terms:
•
the notes will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness;

•
the notes are obligations exclusively of Skyworks and are not guaranteed by any of its subsidiaries;

•
the 2023 notes will be issued in an initial aggregate principal amount of  $500,000,000, the 2026 notes will be issued in an initial aggregate principal amount of  $500,000,000, and the 2031 notes will be issued in an initial aggregate principal amount of  $500,000,000, and Skyworks will have the ability to issue additional notes as described under “—Further issuances” below;

•
the 2023 notes will accrue interest at a rate of 0.900% per year, the 2026 notes will accrue interest at a rate of 1.800% per year and the 2031 notes will accrue interest at a rate of 3.000% per year;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), in each case, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2021;

•
the 2023 notes will mature on June 1, 2023, the 2026 notes will mature on June 1, 2026 and the 2031 notes will mature on June 1, 2031, in each case, unless redeemed or repurchased prior to that date;

•
Skyworks may redeem the 2026 notes and the 2031 notes, in whole or in part, at any time at its option as described under “—Optional redemption” below;

•
If a Special Mandatory Redemption Trigger (as defined below) occurs, Skyworks will be required to redeem the 2023 notes then outstanding at a redemption price equal to 101% of the principal amounts of the 2023 notes, plus accrued and unpaid interest, if any, to but excluding, the Special Mandatory Redemption Date (as defined below);

•
Skyworks may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of notes upon a change of control repurchase event” below;

•
the notes will be issued in registered form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof;

•
the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-entry; delivery and form; global notes” below); and

•
the notes will be exchangeable and transferable at the office or agency of Skyworks maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or the place of payment on the notes are authorized or required by law, regulation or executive order to close.
The notes will not be subject to any sinking fund.
Skyworks may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Payment and transfer or exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Skyworks for such purpose (which initially will be the corporate trust office of the trustee located in the contiguous United States). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Skyworks, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-entry; delivery and form; global notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Skyworks maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Skyworks may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Neither Skyworks nor the registrar is required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.
The registered holder of a note will be treated as the owner of that note for all purposes under the indenture.
Subject to applicable abandoned property law, all amounts of principal of and premium, if any, and interest on the notes paid by Skyworks that remain unclaimed two years after such payment was due and payable will be repaid to Skyworks, and the holders of such notes will thereafter look solely to Skyworks for payment.
Ranking
The notes will be senior unsecured obligations of Skyworks. They will rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, but effectively junior to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries. As of April 2, 2021, Skyworks did not have any senior unsecured indebtedness outstanding.
The notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Skyworks to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables. As of April 2, 2021, Skyworks did not have any outstanding secured indebtedness.
Skyworks’s ability to make payments when due to the holders of the notes is dependent upon the receipt of sufficient funds from its subsidiaries. Claims of creditors of Skyworks’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Skyworks’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Skyworks’s subsidiaries. As of April 2, 2021, our subsidiaries had approximately $183.1 million in liabilities and no outstanding preferred stock.
Optional redemption
Prior to the applicable Par Call Date (as defined below), Skyworks may redeem the 2026 notes or the 2031 notes at its option at any time, either in whole or in part upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each holder of the notes to be redeemed or otherwise delivered electronically to holders of global notes, with a copy to the trustee. If Skyworks elects to redeem the notes prior to the applicable Par Call Date, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:
•
100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

•
the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, Skyworks will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.15% in the case of the 2026 notes and 0.20% in the case of the 2031 notes.

In addition, at any time and from time to time, on or after the applicable Par Call Date, Skyworks may redeem the 2023 notes, the 2026 notes and the 2031 notes at its option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each holder of the notes to be redeemed or otherwise delivered electronically to holders of global notes, with a copy to the trustee, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but excluding, the redemption date. Except as set forth under “—Special mandatory redemption,” the 2023 notes are not redeemable prior to June 1, 2022.
The following terms are relevant to the determination of the redemption price. “Treasury Rate” means, with respect to any redemption date:
•
the arithmetic mean (rounded to the nearest 1/100th of a percentage point) of the yields for the immediately preceding full week published in the most recent Federal Reserve Statistical Release H.15 (or if such statistical release is no longer published, any such other reasonably comparable index published weekly by the Board of Governors of the Federal Reserve System) that has become publicly available prior to the date of determination and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for such notes (assuming, for this purpose, that the notes matured on the applicable Par Call Date in the case of the 2026 notes and the 2031 notes), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•
if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the applicable Par Call Date in the case of the 2026 notes and the 2031 notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC or their respective successors, as may be appointed from time to time by Skyworks.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of three Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
“Par Call Date” in respect of a series of notes shall mean the date set forth below:
•
with respect to the 2023 notes, at any time on or after June 1, 2022;

•
with respect to the 2026 notes, at any time on or after May 1, 2026 (one month prior to the maturity of the 2026 notes); and

•
with respect to the 2031 notes, at any time on or after March 1, 2031 (three months prior to the maturity of the 2031 notes).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Reference Treasury Dealer” means each of  (1) J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, or their affiliates, and their respective successors and (2) one other primary U.S. Government securities dealer in New York City (a “primary treasury dealer”) selected by Skyworks and its successors; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, we shall substitute therefor another primary treasury dealer.
“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming, for this purpose, that the notes matured on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
A partial redemption of the notes may be effected pro rata, by lot or by such other method as the trustee may deem fair and appropriate and in accordance with the applicable procedures of DTC in the case of global notes and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.
Notice of any redemption will be sent at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed, with a copy to the trustee. Once notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.
Unless Skyworks defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Skyworks will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee pro rata, by lot or by such other method the trustee deems to be fair and appropriate and in accordance with the applicable procedures of DTC in the case of global notes.
Special mandatory redemption
If  (i) the consummation of the Acquisition (as defined below) does not occur on or before 5:00 p.m. New York City time on October 29, 2021, (ii) we notify the trustee and the holders of the 2023 notes that we will not pursue the consummation of the Acquisition or (iii) the Purchase Agreement (as defined below) has been terminated without the consummation of the Acquisition (each of  (i), (ii) and (iii), a “Special Mandatory Redemption Trigger”), we will be required to redeem the 2023 notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the 2023 notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).
In the event that we become obligated to redeem the 2023 notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than two business days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice to the trustee and the holders of the 2023 notes of the Special Mandatory Redemption and the date upon which the 2023 notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be on or about the fifth business day following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes to be redeemed. At our request, given at least two business days before such notice is to be sent, the trustee will then promptly mail, or electronically deliver, according to the procedures of DTC, such notice of Special Mandatory Redemption to each registered holder of the notes to be redeemed. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.
Notwithstanding the foregoing, installments of interest on any series of the 2023 notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the 2023 notes and the indenture.
Purchase of notes upon a change of control repurchase event
If a change of control repurchase event occurs with respect to the notes of a series, unless Skyworks has exercised its right to redeem the notes of that series as described above, Skyworks will be required to make an offer to each holder of the notes of that series to repurchase all or any part (in excess of  $2,000 and in integral multiples of  $1,000) of that holder’s notes of that series at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes of the series repurchased plus any accrued and unpaid interest on the notes of the series repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Skyworks, prior to any change of control, but after the public announcement of the change of control, Skyworks will send a notice to each holder of the applicable series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes of that series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Skyworks will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Skyworks will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.
On the repurchase date following a change of control repurchase event, Skyworks will, to the extent lawful:

(1)
accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by Skyworks.

The paying agent will promptly mail or deliver by wire transfer to each holder of notes of the applicable series properly tendered the purchase price for the notes of that series, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder of that series a new note equal in principal amount to any unpurchased portion of any notes of that series surrendered.
Skyworks will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Skyworks and such third party purchases all notes properly tendered and not withdrawn under its offer.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Skyworks. The change of control repurchase event feature is a result of negotiations between Skyworks and the underwriters. Skyworks has no present intention to engage in a transaction involving a change of control, although it is possible that Skyworks could decide to do so in the future. Subject to the limitations discussed below, Skyworks could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Skyworks or credit ratings of the notes. Restrictions on the ability of Skyworks to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “—Certain covenants—Limitation on liens,” “—Certain covenants—Limitation on sale and leaseback transactions” and “—Certain covenants—Limitation on consolidation, merger and sale of assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Skyworks or a highly leveraged or similar transaction involving Skyworks.
Skyworks may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Skyworks may be prohibited from repurchasing the notes under the terms of its future debt instruments.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Skyworks and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Skyworks or one of its subsidiaries; (2) the adoption of a plan relating to Skyworks’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Skyworks or its subsidiaries, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Skyworks’s voting stock or other voting stock into which Skyworks’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) Skyworks consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into Skyworks, in any such event pursuant to a transaction in which any of the outstanding voting stock of Skyworks or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Skyworks outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction.
“change of control repurchase event” means the occurrence of both a change of control and a ratings event.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“investment grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Skyworks.
“rating agency” means (1) each of S&P and Fitch; and (2) if any of S&P and Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Skyworks, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Skyworks (as certified by a resolution of the board of directors of Skyworks) as a replacement for such rating agency.
“ratings event” means the rating of the notes is lowered by at both rating agencies and the notes are rated below investment grade by both rating agencies on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing on the earlier of the date of the first public occurrence of a change of control or the date of public notice of an agreement that, if consummated, would result in a change of control and ending 60 days following consummation of such change of control.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Further issuances
Skyworks may from time to time, without notice to or the consent of the holders of any series of notes, create and issue additional notes of that series of notes having the same terms as, and ranking equally and ratably with, that series of notes offered hereby in all respects (except for the issue date and, if applicable, the issue price, first interest payment date and interest accrual date and the amount of interest payable on the first interest payment date). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the series of the notes offered hereby and will vote together as one class on all matters with respect to that series of notes.
Certain covenants
The indenture will contain the following principal covenants:

Limitation on liens
Skyworks will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Skyworks, any Significant Subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
•
liens existing on the date of this prospectus supplement;

•
liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•
liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•
liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Skyworks’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•
liens in favor of only Skyworks or one or more subsidiaries granted by Skyworks or a subsidiary to secure any obligations owed to Skyworks or a subsidiary of Skyworks;

•
liens on assets of any subsidiary of Skyworks registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•
liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Skyworks or any Significant Subsidiary in the ordinary course of business;

•
liens in favor of the trustee granted in accordance with the indenture;

•
liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which Skyworks or any Significant Subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP;

•
liens securing obligations under the Revolving Credit Agreement in an aggregate amount not to exceed $750 million; and

•
liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on sale and leaseback transactions” below, do not exceed 15.0% of Consolidated Net Tangible Assets measured at the date of incurrence of any such lien.

Limitation on sale and leaseback transactions
Skyworks will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Skyworks or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Skyworks or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Skyworks or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on liens” above include:
•
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•
leases between only Skyworks and a subsidiary of Skyworks or only between subsidiaries of Skyworks;

•
leases where the proceeds are at least equal to the fair market value (as determined by Skyworks’s board of directors) of the property and Skyworks applies within 270 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on consolidation, merger and sale of assets
Skyworks may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:
•
(1) Skyworks is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Skyworks, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Skyworks’s obligations under the notes and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•
if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Skyworks would become subject to any lien which would not be permitted by the lien restriction described above without equally and ratably securing the notes, Skyworks or such successor person, as the case may be, will take the steps as are necessary to secure effectively the notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Skyworks must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Skyworks under the indenture and, subject to the terms of the indenture, Skyworks will be released from the obligation to pay principal and interest on the notes and all obligations under the indenture.
Events of default
Each of the following is an “event of default” under the indenture with respect to the notes of each series:
(1)
a failure to pay principal of or premium, if any, on any notes of that series when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a failure by Skyworks to repurchase notes of that series tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Purchase of notes upon a change of control repurchase event”;

(3)
a default in the payment of interest on the notes of that series when due, continued for 30 days;

(4)
certain events of bankruptcy, insolvency or reorganization involving Skyworks;

(5)
a default in the performance, or breach, of Skyworks’s obligations under the “—Certain covenants—Limitation on consolidation, merger and sale of assets” covenant described above;

(6)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (5) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Skyworks;

(7)
(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Skyworks (other than indebtedness of Skyworks owing to any of its subsidiaries) outstanding in an amount in excess of  $200 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Skyworks (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of  $200 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 7(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured; and

(8)
in the case of the 2023 notes only, a failure by Skyworks to redeem the 2023 notes following the occurrence of a Special Mandatory Redemption Trigger in conformity with the covenant set forth under “—Special mandatory redemption.”

A default under clause (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of notes then outstanding notify Skyworks of the default and Skyworks does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
Skyworks shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Skyworks is taking or proposes to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Skyworks) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes of that series then outstanding may declare, by notice to Skyworks in writing (and to the trustee, if given by the holders of the notes of that series) specifying the event of default, to be immediately due and payable the principal amount of all the notes of that series then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Skyworks shall occur, such amount with respect to all the notes of that series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes of that series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of notes of that series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the notes of that series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the notes of that series, have been cured or waived as provided in the indenture.
In case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of any series, unless such holders shall have offered, and, if requested, provided to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.
No holder of notes of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)
such holder has previously given to the trustee written notice of a continuing event of default,

(b)
the registered holders of at least 25% in aggregate principal amount of the notes of that series then outstanding have made written request and offered, and if requested, provided indemnity or security reasonably satisfactory to the trustee to institute such proceeding as trustee, and

(c)
the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of that series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.
The indenture requires Skyworks to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Skyworks is required to deliver to the trustee a statement specifying such default or event of default and the actions Skyworks intends to take in connection therewith.
Definitions
The indenture contains the following defined terms:
“Acquisition” means the acquisition by Skyworks of certain assets, rights, and properties of, and assumption of certain liabilities, comprising the infrastructure and automotive business of Silicon Laboratories Inc. pursuant to the Purchase Agreement.
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of  (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP; and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of the time of determination, (a) the total assets of Skyworks and its subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of  (i) current liabilities of the Company and its subsidiaries, except for current maturities of long-term indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of Skyworks and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the most recent consolidated balance sheet prepared by Skyworks in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Skyworks) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof  (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, effect a guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Skyworks or any direct or indirect subsidiaries of Skyworks, as to which the obligee with respect to such indebtedness or obligation has no recourse to Skyworks or any direct or indirect subsidiary of Skyworks or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Purchase Agreement” means the Asset Purchase Agreement dated as of April 22, 2021 by and between Silicon Laboratories Inc. and Skyworks.
“Revolving Credit Agreement” means the Revolving Credit Agreement, dated on or about the Issue Date, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time (such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing may be successive or non-successive), including by means of one or more other credit agreements or credit facilities; provided that any such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing is in the form of a revolving credit facility (or similar arrangement).
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act. “subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and waiver
Subject to certain exceptions, the indenture with respect to any series of notes may be amended with the consent of the holders of a majority in principal amount of the notes of that series then outstanding (including consents obtained in connection with a tender offer or exchange for the notes). Skyworks and the trustee may, without the consent of any holders of notes of any series, change the indenture for any of the following purposes:
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to evidence the succession of another person to Skyworks and the assumption by any such successor of the covenants of Skyworks under the indenture and the notes;

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to add to the covenants of Skyworks for the benefit of holders of the notes of that series or to surrender any right or power conferred upon Skyworks;

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to add any additional events of default for the benefit of holders of the notes of that series;

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to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes of that series in uncertificated form;

•
to secure the notes of that series;

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to add or appoint a successor or separate trustee;

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to cure any ambiguity, defect or inconsistency;

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to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of the notes of that series, provided that the interests of the holders of the notes of that series are not adversely affected in any material respect;

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to make any other change that would not adversely affect the holders of the notes of that series;

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to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform the indenture to this Description of the notes; and

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to reflect the issuance of additional notes as permitted by the indenture.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each affected note:
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make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver;

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reduce the rate of or extend the time of payment for interest on any note;

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reduce the principal amount or extend the stated maturity of any note;

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reduce the redemption or repurchase price of any note, change the date on which any note is subject to redemption or repurchase or add redemption provisions to the notes;

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make any note payable in money other than that stated in the indenture or the note;

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impair the right to institute suit for the enforcement of any payment on or with respect to the notes; or

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make any change in the ranking or priority of any note that would adversely affect the holder of such note.

The holders of at least a majority in principal amount of the outstanding notes of any series may waive compliance by Skyworks with certain restrictive provisions of the indenture with respect to the notes of that series. The holders of at least a majority in principal amount of the outstanding notes of any series may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note of the applicable series.
Defeasance
Skyworks at any time may terminate all its obligations with respect to each series of the notes and the indenture (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series, to maintain a registrar and paying agent in respect of the notes of that series and certain rights privileges and immunities of the trustee and Skyworks’ obligations in connection therewith. Skyworks at any time may also terminate its obligations with respect to the notes of that series under the covenants described under “—Certain covenants—Limitation on liens,” “—Certain covenants—Limitation on sale and leaseback transactions,” under clause (6) under “—Events of default” and under the provisions described under “—Purchase of notes upon a change of control repurchase event,” which termination is referred to in this prospectus supplement as “covenant defeasance.” Skyworks may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If Skyworks exercises its legal defeasance option with respect to the notes of any series, payment of the notes of that series may not be accelerated because of an event of default with respect thereto. If Skyworks exercises its covenant defeasance option with respect to the notes of that series, payment of the notes of that series may not be accelerated because of an event of default specified in clauses (2), (6) and (7) under “—Events of default” with respect to the covenants described under “—Certain covenants” and Skyworks will no longer be obligated to make an offer under the “—Purchase of notes upon a change of control repurchase event” provision upon the occurrence of a change of control.
The legal defeasance option or the covenant defeasance option with respect to the notes of any series may be exercised only if:
(a)
Skyworks irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity,

(b)
no default or event of default with respect to the notes of that series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)
in the case of the legal defeasance option, Skyworks delivers to the trustee an opinion of counsel stating that:

(1)
Skyworks has received from the Internal Revenue Service a ruling, or

(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)
in the case of the covenant defeasance option, Skyworks delivers to the trustee an opinion of counsel to the effect that the holders of the notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)
Skyworks delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Discharge
When (i) Skyworks delivers to the trustee all outstanding notes of any series (other than notes of that series replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in the case of clause (ii) Skyworks irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of that series, including interest thereon, and if in either case Skyworks pays all other sums related to the notes of that series payable under the indenture by Skyworks, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to notes of that series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes of that series on demand of Skyworks accompanied by an officer’s certificate and an opinion of counsel of Skyworks.
Same-day settlement and payment
The notes will trade in the same-day funds settlement system of DTC until maturity or until Skyworks issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Skyworks can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Book-entry; delivery and form; global notes
The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.
DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of beneficial interests
Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants.
Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Skyworks understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.
All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
Skyworks expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Skyworks also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Skyworks, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.
Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
Skyworks expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. Although Skyworks expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Skyworks, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated securities may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days or (iii) at any time Skyworks determines, in its sole discretion, that the notes or portions thereof issued or issuable in the form of one or more global notes shall no longer be represented by such global note. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Skyworks believes to be reliable, but Skyworks does not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg
If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, S.A., which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Skyworks has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Governing law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the trustee
U.S. Bank National Association is the trustee under the indenture and has also been appointed by Skyworks to act as registrar, transfer agent and paying agent for the notes.

Certain U.S. federal income tax consequences
The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the notes of the acquisition, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretation, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those set forth below. No ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel has been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the acquisition, ownership or disposition of the notes.
This discussion applies only to beneficial owners of the notes that acquire the notes upon their initial issuance at their initial “issue price,” which will equal the first price at which a substantial amount of the notes are sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that might be important to particular holders in light of their individual circumstances (such as the effects of section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or the U.S. federal income tax consequences applicable to holders that may be subject to special tax rules, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities or investors therein), brokers or dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, persons holding the notes as part of a hedging, conversion transaction, a straddle or other risk reduction transaction, persons deemed to sell the notes under the constructive sale provisions of the Code or “controlled foreign corporations” or “passive investment companies” (each within the meaning of the Code). The discussion does not address any non-U.S., U.S. federal non-income (such as estate and gift), state or local tax consequences of the acquisition, ownership or disposition of the notes to beneficial owners of the notes.
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note who is, or is treated as, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any State within the United States, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if  (i) it is subject to the supervision of a court within the United States and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) a valid election is in place under applicable Treasury regulations to treat such trust as a United States person.

The term “Non-U.S. Holder” means any beneficial owner of a note that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus supplement, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such entities and partners of such entities should consult their tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership, and disposition of a note.
This discussion is for general information only and is not tax advice. Holders should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences to them of acquiring, owning or disposing of the notes under U.S. federal non-income, non-U.S., state, or local tax laws and tax treaties, and the possible effects of changes in tax laws.
Effect of certain contingencies
In certain circumstances, we may be obligated to make a payment in cash equal to 101% of the notes repurchased (as described above under “Description of the notes—Purchase of notes upon a change of control repurchase event” and “Description of the notes—Special mandatory redemption”). Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the notes to be different from the consequences discussed below. However, the contingent payment debt instrument rules should not apply if  (as of the issue date) (i) there is only a remote likelihood that any contingency causing such payment will occur, (ii) such payments, in the aggregate, are considered incidental, or (iii) there is a single payment schedule that is significantly more likely than not to occur. We believe the possibility of becoming obligated to make payments in excess of stated interest and principal to be remote or significantly more likely than not to occur, and/or such payments to be incidental in the aggregate. Therefore, we do not intend to treat the notes as contingent payment debt instruments under the U.S. federal income tax rules. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our treatment is not binding on the IRS, however, which may take a contrary position and treat the notes as contingent payment debt instruments. Holders should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes.
U.S. federal income taxation of U.S. Holders
Stated interest
A U.S. Holder generally must include payments of stated interest on the notes as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If the notes have a stated issue price that is a discount to the principal amount, and the discount is not less than “de minimis” (specifically, 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity), a U.S. Holder will be required to include the discount in income as original issue discount. It is anticipated, and this discussion assumes, that the notes will be issued at par or at a discount that is less than de minimis for U.S. federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition of the notes (other than amounts attributable to accrued but unpaid interest, which will be treated as interest as described under “—Stated interest” above), and (ii) the U.S. Holder’s adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption, retirement or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes generally will be its cost for the notes, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such notes.
Any gain or loss a U.S. Holder recognizes on the sale, exchange, redemption, retirement or other taxable disposition of the notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the notes for more than 12 consecutive months. For non-corporate taxpayers, long-term capital gains are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its tax advisor regarding the deductibility of capital losses in its particular circumstances.
Tax on “net investment income”
Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% additional tax on the lesser of  (i) their “net investment income” (undistributed “net investment income” in the case of an estate or trust) and (ii) the excess of the U.S. Holder’s modified adjusted gross income over a threshold between $125,000 and $250,000, depending on the individual’s circumstances (or, in the case of an estate or trust, the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins). A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the disposition of a note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder should consult its tax advisors regarding the applicability of this additional tax.
Backup withholding and information reporting
In general, a U.S. Holder that is not an “exempt recipient” (such as corporations and tax exempt organizations that properly establish their exemption) will be subject to U.S. federal backup withholding tax at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the applicable withholding agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an IRS Form W-9 and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient, and the amount of any tax withheld from such payments, generally will be subject to information reporting requirements.
U.S. federal income taxation of Non-U.S. Holders
Payments of interest
Subject to the discussions below under “—Backup withholding and information reporting” and “FATCA,” a Non-U.S. Holder generally will be exempt from U.S. federal income tax and withholding tax on interest paid on the notes under the “portfolio interest exemption” so long as:

•
the Non-U.S. Holder does not conduct a trade or business within the United States to which the interest income is effectively connected (or, if an applicable income tax treaty so requires, such income is not attributable to the Non-U.S. Holder’s permanent establishment or fixed base within the United States);

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 881(c)(3)(B) of the Code and the Treasury regulations thereunder; and

•
either (i) the Non-U.S. Holder certifies under penalties of perjury on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, that it is not a “United States person” (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any; (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder and furnishes to us a copy thereof; or (iii) the Non-U.S. Holder holds its notes directly through a “qualified intermediary” provided that such qualified intermediary has entered into a withholding agreement with the IRS and certain other conditions are satisfied.

A Non-U.S. Holder that does not qualify for the “portfolio interest exemption” as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, establishing the reduction or exemption under the benefit of an applicable income tax treaty and the Non-U.S. Holder complies with any other applicable procedures. Alternatively, a Non-U.S. Holder may be exempt from U.S. withholding tax if it provides a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (as discussed below under “—Effectively connected income”).
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Subject to the discussions below under “—Backup withholding and information reporting” and “FATCA,” generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “—Payments of interest” above) will be exempt from U.S. federal income and withholding tax, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

If a Non-U.S. Holder is described in the first bullet point, see “—Effectively connected income” below. If a Non-U.S. Holder is described in the second bullet point, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

Effectively connected income
If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, such interest or gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder generally will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI, or applicable successor form, but the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net-income basis on such interest or gain as if it were a “United States person” (as defined in the Code). If the Non-U.S. Holder is a corporation, it may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.
Backup withholding and information reporting
In general, information reporting requirements will apply to certain payments of interest, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition paid to a Non-U.S. Holder and the tax withheld from those payments. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.
Under some circumstances, Treasury regulations may require backup withholding on payments on the notes. Such backup withholding generally will not apply to payments on the notes made by the applicable withholding agent to a Non-U.S. Holder if the certification on an applicable IRS Form W-8 described above under “—Payments of interest” is timely received from the Non-U.S. Holder.
Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely matter.
Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
FATCA
Pursuant to the Foreign Account Tax Compliance Act which is codified as sections 1471 through 1474 of the Code and any current or future Treasury regulations or official interpretations thereof and any agreements entered into pursuant to section 1471(b)(1) of the Code (“FATCA”), foreign financial institutions (which term includes most non-U.S. hedge funds, private equity funds, mutual funds and other investment vehicles) and certain other foreign entities generally must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on certain U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution that does not comply with the FATCA reporting requirements will be subject to a 30% U.S. withholding tax on certain U.S. source payments, including interest and, subject to the below discussion of proposed Treasury regulations, on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), including amounts paid to a foreign financial institution on behalf of a Holder. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to certain nonfinancial foreign entities unless such entity provides the withholding agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect “substantial United States owners” of the entity. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. If we (or an applicable withholding agent) determine withholding is appropriate with respect to the notes, we (or such agent) will withhold tax at the applicable statutory rate, and such withheld amount will be treated as a payment of cash to the Holder and will reduce the amount of cash to which such Holder would otherwise be entitled. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
We will not pay any additional amounts in respect of any amounts withheld, including amounts withheld pursuant to FATCA. Under certain circumstances, a Holder may be eligible for refunds or credits of such taxes. Prospective investors are urged to consult with their tax advisors regarding the possible implications of FATCA on their investment in the notes.
The material U.S. federal income tax consequences set forth above are included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the notes should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, U.S. federal non-income, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting
J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement between us and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriter	Principal amount of 2023 notes	Principal amount of 2026 notes	Principal amount of 2031 notes
J.P. Morgan Securities LLC	$175,000,000	$175,000,000	$175,000,000
BofA Securities, Inc.	$50,000,000	$50,000,000	$50,000,000
Goldman Sachs & Co. LLC	$50,000,000	$50,000,000	$50,000,000
Citigroup Global Markets Inc.	$50,000,000	$50,000,000	$50,000,000
Wells Fargo Securities, LLC	$50,000,000	$50,000,000	$50,000,000
Barclays Capital Inc.	$25,000,000	$25,000,000	$25,000,000
BNP Paribas Securities Corp.	$25,000,000	$25,000,000	$25,000,000
Mizuho Securities USA LLC	$25,000,000	$25,000,000	$25,000,000
MUFG Securities Americas Inc.	$25,000,000	$25,000,000	$25,000,000
Truist Securities, Inc.	$25,000,000	$25,000,000	$25,000,000
Total	$500,000,000	$500,000,000	$500,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the 2023 notes to selected dealers at the public offering price minus a concession of up to 0.200% of the principal amount of the 2023 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.150% of the principal amount of the 2023 notes to certain other dealers. The underwriters may offer the 2026 notes to selected dealers at the public offering price minus a concession of up to 0.350% of the principal amount of the 2026 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the 2026 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer the 2031 notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the 2031 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the 2031 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by us
Per 2023 note	0.350%
Per 2026 note	0.600%
Per 2031 note	0.650%

In the underwriting agreement, we have agreed that:
•
We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representatives.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in respect of those liabilities.

•
In addition to the underwriting discount discussed above, we will pay our expenses related to the offering, which we estimate will be $850,000.

The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
We expect that delivery of the notes will be made against payment therefor on or about May 26, 2021, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.
Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. In particular, in connection with the Acquisition, J.P. Morgan Securities LLC served as financial advisor to us and will receive a customary fee for its financial advisory services. In addition, in connection with the financing of the Acquisition, we entered into a commitment letter dated as of April 22, 2021, among us and JPMorgan, an affiliate of J.P. Morgan Securities LLC, and certain of the underwriters or their affiliates, pursuant to which JPMorgan and certain of the underwriters or their affiliates will provide a 364-day senior unsecured bridge loan (the “Bridge Facility”) in connection with the Acquisition. JPMorgan will receive customary fees in connection with its commitment under the Bridge Facility and, in the event that any borrowings are made under the Bridge Facility, certain additional funding and other fees. We expect to issue the notes, in addition to other debt financing, in lieu of the borrowings under the Bridge Facility to finance the Acquisition; however, if and to the extent we do not issue a sufficient amount of the notes or other debt financing at or prior to the closing of the Acquisition, we expect to borrow under the Bridge Facility in order to finance the Acquisition. The commitments under the Bridge Facility will be reduced by the gross proceeds of the notes issued in this offering. Finally, affiliates of certain of the underwriters may serve as agents, bookrunners or lenders under our Term Loan Facility or Revolving Loan Facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling restrictions
Notice to prospective investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.
Prohibition of sales to European Economic Area retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to prospective investors in the United Kingdom
This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) as amended or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of sales to UK retail investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of  “retained EU law”, as defined in the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to prospective investors in Switzerland
The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Hong Kong
No notes have been offered or sold or delivered, and no notes may be offered or sold or delivered in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and in the manner as permitted under the SFO or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”); or in other circumstances which would not result in this prospectus supplement constituting a “prospectus” as defined in the C(WUMP)O or which would not constitute an offer or invitation to the “public” within the meaning of the SFO. No document, invitation, offer or advertisement relating to the notes has been issued, circulated or distributed or has been in the possession of any person for the purpose of issue, circulation or distribution, or may be issued, circulated or distributed or may be in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the SFO or the C(WUMP)O.
The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.
Notice to prospective investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore
In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the notes, the notes have been classified as, and all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes have been classified as, capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
This prospectus supplement and any other materials relating to the securities have not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the SFA. Accordingly, this prospectus supplement and any other document or materials issued in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities and securities-based derivative contracts (each as defined in Section 2(I) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Rule 2.3 (Offered Securities Rules) of the Markets Rules (MKT) VER15/07-19 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. This prospectus supplement relates to an Exempt Offer, which is not subject to any form of regulation or approval by the DFSA. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to prospective investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to prospective investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and

Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of notes or other securities under the laws of the UAE. Each underwriter has represented and agreed that the notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the notes and is not making any recommendation with respect to any investment. Nothing contained in this prospectus supplement is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus supplement is for the information of prospective investors only and nothing in this prospectus supplement is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Legal matters
The validity of the notes offered by this prospectus supplement will be passed upon for us by Jones Day. Certain legal matters relating to this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP.
Experts
The consolidated financial statements of Skyworks Solutions, Inc. as of October 2, 2020 and September 27, 2019, and for each of the years in the three-year period ended October 2, 2020, and management's assessment of the effectiveness of internal control over financial reporting as of October 2, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the October 2, 2020 consolidated financial statements refers to a change in the method of accounting for leases in fiscal 2020.

PROSPECTUS
SKYWORKS SOLUTIONS, INC.
Common Stock
Debt Securities

We may offer and sell our common stock, par value $0.25 per share, and/or debt securities from time to time in one or more offerings. We will provide specific terms of any offering of these securities, including the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will be the initial public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under the automatic shelf process, we may offer and sell, from time to time, the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you make any investment decision, you should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference into this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “Skyworks,” “Company,” “we,” “our” and “us” refer to Skyworks Solutions, Inc., a Delaware corporation, and its subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”), and is subject to the “safe harbor” created by those sections. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “targets,” “will,” “would” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus. Additionally, forward-looking statements include, but are not limited to:
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our proposed acquisition of Silicon Labs’ infrastructure and automotive business and our ability to operate the business and successfully integrate the assets acquired and employees transferred;

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our plans to develop and market new products, enhancements or technologies and the timing of these development and marketing plans;

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our estimates regarding our capital requirements and our needs for additional financing;

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our estimates of our expenses, future revenues, and profitability;

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our estimates of the possible impacts of the COVID-19 pandemic;

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our estimates of the size of the markets for our products and services;

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our expectations related to the rate and degree of market acceptance of our products; and

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our estimates of the success of other competing technologies that may become available.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known and understood by us. Consequently, forward-looking statements involve inherent risks and uncertainties and actual financial results and outcomes may differ materially and adversely from the results and outcomes discussed in or anticipated by the forward-looking statements.
All forward-looking statements in this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) should be considered in the context of the risks and other factors described above and in Item 1A — Risk Factors in Part I of our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, as amended, and Item 1A — Risk Factors in Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2021 and April 2, 2021. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated or deemed incorporated by reference herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) are cautioned not to place undue reliance on the forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may also inspect our SEC reports and other information at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “SEC Filings” page of our website at www.skyworksinc.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended October 2, 2020 filed with the SEC on November 17, 2020, as amended by our Annual Report on Form 10-K/A filed with the SEC on January 29, 2021;

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our Quarterly Reports on Form 10-Q for the quarterly period ended January 1, 2021 filed with the SEC on January 29, 2021 and for the quarterly period ended April 2, 2021 filed with the SEC on April 30, 2021;

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our Current Reports on Form 8-K filed with the SEC on November 2, 2020 (Item 8.01 only), December 18, 2020, January 28, 2021, January 28, 2021 (Item 8.01 only), February 16, 2021, April 22, 2021 (other than Item 7.01) and April 29, 2021 (Item 8.01 only); and

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the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We do not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000

OUR COMPANY
Skyworks is empowering the wireless networking revolution. The Company’s highly innovative analog semiconductors are connecting people, places, and things, spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, entertainment and gaming, industrial, medical, military, smartphone, tablet, and wearable markets.
Our principal executive offices are located at 5260 California Avenue, Irvine, California 92617, and our telephone number at that address is (949) 231-3000. Our principal website is located at www.skyworksinc.com. Information on or available through our website is not incorporated into this prospectus, other than documents that we file with the SEC that we specifically incorporate by reference.
RISK FACTORS
An investment in our securities involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2021 and April 2, 2021, under the heading “Risk Factors” and other filings we may make from time to time with the SEC.
You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Third Amended and Restated By-laws, as amended (the “By-laws”). We encourage you to read our Certificate of Incorporation, our By-laws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), for additional information.
General
Our authorized capital stock consists of 550 million shares of capital stock, of which:
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525 million shares are designated as common stock, par value $0.25 per share; and

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25 million shares are designated as preferred stock, without par value.

Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends and distributions declared by our Board of Directors out of assets or funds legally available. Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and the liquidation preference of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
No shares of preferred stock are outstanding. Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue preferred stock from time to time in one or more series. Our Board of Directors may designate the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof, including dividend rights, redemption rights, sinking fund terms, liquidation preference terms, conversion rights, and voting rights. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
Description of Certain Terms in Our Charter Documents and Delaware Law That May Have Anti-Takeover Effects
Our Certificate of Incorporation and By-laws contain provisions that could have the effect of delaying, deferring, preventing, or discouraging another party from acquiring control of us.
Issuance of Undesignated Preferred Stock.   As discussed above under “Preferred Stock,” our Board of Directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could delay or deter hostile takeovers or changes in our control or management.
Limits on Ability of Stockholders to Call a Special Meeting.   Our By-laws provide that special meetings of the stockholders may be called only by a majority of our Board of Directors or by the Company’s secretary upon written request by stockholders holding at least twenty-five percent (25%) of the outstanding shares of common stock, subject to such stockholders’ compliance with certain other requirements. This may delay or impede the ability of our stockholders to force consideration of a proposal.
Prohibition on Stockholder Action by Written Consent.   Our Certificate of Incorporation provides that any action taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our Company.
Election of Directors.   Our Certificate of Incorporation and By-laws contain provisions that establish specific procedures for appointing and removing members of our Board of Directors. Under our Certificate of Incorporation and By-laws, vacancies and newly created directorships on our Board of Directors may be filled only by a majority of the directors then serving on the Board of Directors, and directors may only be removed from office by the affirmative vote of the holders of a majority of the shares of all classes of stock entitled to vote for the election of directors.
No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation and By-laws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our Board of Directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board of Directors to influence our Board of Directors’ decision regarding a takeover or other corporate transaction.
Approval of Business Combinations.   Our Certificate of Incorporation requires that the affirmative vote of at least 80% of the shares of all classes of stock entitled to vote for the election of directors be obtained for a business combination unless approved by a majority of the members of the Board of Directors and, in the event that the other party to the business combination is the beneficial owner of 5% or more of our shares, a majority of the members of the Board of Directors in office prior to the time such other party became the beneficial owner of 5% or more of our shares. Our Certificate of Incorporation increases the approval threshold to 90% of the shares of all classes of stock entitled to vote for the election of directors in the case of a business combination with any “related person” (as defined in the Certificate of Incorporation). In addition to the provisions in our Certificate of Incorporation and By-laws, Section 203 of the DGCL generally provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met. The provisions of Delaware law and the provisions of our Certificate of Incorporation and By-laws could have the effect of discouraging others from attempting hostile takeovers or other transactions our Board of Directors does not approve in advance. These provisions might also have the effect of preventing changes in our management.
Amendment of Certificate of Incorporation.   Our Certificate of Incorporation includes a number of supermajority voting provisions that could make it more difficult to change certain of the provisions described above. These provisions require the affirmative vote of 80% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the election and removal of directors, the right to act by written consent, or the approval of a business combination, and the affirmative vote of 90% of the shares of all classes of stock entitled to vote for the election of directors to amend or repeal the provisions of our Certificate of Incorporation relating to the approval of a business combination with any related person.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWKS.”

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The debt securities will be issued under an indenture, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.
General
Unless otherwise specified in a supplement to this prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (1) all existing and future indebtedness or other liabilities of our subsidiaries and (2) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
The applicable prospectus supplement will set forth, among other things:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;
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the period or periods within which the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

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whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;

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any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;

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any addition to or change in the events of default and acceleration provisions described under “— Events of Default” below and in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;

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any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, neither we nor the registrar will be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

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register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

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we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to applicable abandoned property laws, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:
•
either (1) the transaction is a merger or consolidation and we are the surviving entity or (2) the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity and the successor or transferee assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

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immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

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an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture, and (except in the case of a lease) when such successor or transferee duly assumes all of our obligations under the debt securities and the indenture, we will be relieved from all such obligations.
Events of Default
As used in this prospectus, “event of default” means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

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default in the payment of principal of, or premium on, any debt security of that series;

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default in the performance or breach of any other covenant or warranty by us in the indenture or any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture or board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if (1) the rescission and annulment would not conflict with any judgment or decree already rendered, (2) if all events of default with respect to that series, other than the non-payment of principal, interest or premium, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture and (3) if the Company has paid or deposited with the trustee a sum sufficient to pay (a) any overdue interest on the debt securities of that series, (b) the principal amount of the debt securities of that series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the debt securities of that series.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security and/or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security and/or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities (it being agreed that the trustee shall have no obligation to make such determination).
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
•
cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the indenture to this “Description of Debt Securities” or a description of the debt securities contained in the applicable prospectus supplement, as evidenced by an officer’s certificate;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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provide for the assumption of our obligations by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “— Consolidation, Merger and Sale of Assets” are complied with;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights under the indenture of any holder in any material respect;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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provide for the issuance of and establish the form and terms and conditions of additional debt securities as permitted by the indenture;

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add guarantees with respect to the debt securities or to provide security for the debt securities; or

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
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reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

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reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

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waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

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make the principal of or premium, if any, or interest on any debt security payable in currency other than that stated in the debt securities;

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change any place of payment where the debt securities or interest thereon is payable;

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make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of or premium or interest, if any, on the debt securities and to institute suit for the enforcement of any such payments;

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make any change in the amendment and waiver provisions listed above; or

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reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (1) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (2) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents and certain of our obligations to the trustee). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants
The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance.
The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

•
through a combination of any of these methods.

The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

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the anticipated net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Jones Day. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Skyworks Solutions, Inc. as of October 2, 2020 and September 27, 2019, and for each of the years in the three-year period ended October 2, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of October 2, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the October 2, 2020 consolidated financial statements refers to a change in the method of accounting for leases in fiscal 2020.

$1,500,000,000
Skyworks Solutions, Inc.
$500,000,000 0.900% Senior Notes due 2023
$500,000,000 1.800% Senior Notes due 2026
$500,000,000 3.000% Senior Notes due 2031

Prospectus supplement

Joint book-running managers
J.P. Morgan	BofA Securities	Goldman Sachs & Co. LLC
Citigroup	Wells Fargo Securities
Co-Managers
Barclays	BNP PARIBAS	Mizuho Securities	MUFG	Truist Securities
May 12, 2021